MORGAN STANLEY INDIA
INVESTMENT FUND, INC.
A Maryland corporation
AMENDED AND RESTATED BY-LAWS
December 2015


TABLE OF CONTENTS
ARTICLE 1 Stockholders	1
Section 1.1. Place of Meeting	1
Section 1.2. Annual Meetings	1
Section 1.3. Special Meetings	1
Section 1.4. Notice of Meetings of Stockholders	2
Section 1.5. Record Dates	2
Section 1.6. Quorum; Adjournment of Meetings	3
Section 1.7. Voting and Inspectors	3
Section 1.8. Conduct of Stockholders' Meetings ..	4
Section 1.9. Concerning Validity of Proxies, Ballots,
etc. 	4
Section 1.10. Action Without Meeting	5
Section 1.11. Advance Notice of Stockholder Nominees
for Director and Other
Stockholder Proposals	5
ARTICLE II Board of Directors	9
Section 2.1. Function of Directors	9
Section 2.2. Number of Directors	9
Section 2.3. Classes of Directors; Terms of Directors	9
Section 2.4. Vacancies	10
Section 2.5. Increase or Decrease in Number of
Directors	10
Section 2.6. Place of Meeting	10
Section 2.7. Regular Meetings	10
Section 2.8. Special Meetings	10
Section 2.9. Notices	10
Section 2.10. Quorum	..11
Section 2.11. Executive Committee	11
Section 2.12. Other Committees	12
Section 2.13. Telephone Meetings	12
Section 2.14. Action Without a Meeting	12
Section 2.15. Compensation of Directors	12
Section 2.16. Selection and Nomination of Non-
Interested Directors	13


ARTICLE III Officers	13
Section 3.1. Executive Officers	13
Section 3.2. Term of Office	13
Section 3.3. Powers and Duties	14
Section 3.4. Surety Bonds	14
ARTICLE IV Capital Stock	14
Section 4.1. Certificates for Shares	14
Section 4.2. Transfer of Shares	15
Section 4.3. Stock Ledgers	15
Section 4.4. Transfer Agents and Registrars	15
Section 4.5. Lost, Stolen or Destroyed Certificates	15
ARTICLE V Corporate Seal; Location of Offices; Books; Net
Asset Value	15
Section 5.1. Corporate Seal	16
Section 5.2. Location of Offices	16
Section 5.3. Books and Records	16
Section 5.4. Annual Statement of Affairs	16
Section 5.5. Net Asset Value	16
ARTICLE VI Fiscal Year and Accountant	16
Section 6.1. Fiscal Year	16
Section 6.2. Accountant	16
ARTICLE VII Indemnification and Insurance	17
Section 7.1. General	17
Section 7.2. Indemnification of Directors and Officers	17
Section 7.3. Insurance	18
ARTICLE VIII Custodian	18
ARTICLE IX Amendment of By-Laws	19




MORGAN STANLEY INDIA INVESTMENT FUND, INC.
By-Laws
ARTICLE I
Stockholders
            Section 1.1. Place of Meeting. All meetings of
the stockholders should be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be
designated by the Board of Directors and stated in the notice of such meeting.
            Section 1.2. Annual Meetings. The annual
meeting of the stockholders of the Corporation shall be held on such day of each calendar year as may from time to time be
designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the
ensuing year and for the transaction of such other business as may properly be brought before the meeting.
            Section 1.3. Special Meetings. Special
meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or a
majority of the Board of Directors. Special meetings of
stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed
meeting and the matters proposed to be acted on at such
proposed meeting. The Secretary shall inform such
stockholders of the reasonably estimated costs of preparing
and mailing such notice of meeting and upon payment to the
Corporation of such costs, the Secretary shall give notice as required in this Article to all stockholders entitled to notice of such meeting. No special meeting of stockholders need be called upon the request of the holders of common stock
entitled to cast less than a majority of ail votes entitled to be cast at such meeting to consider any matter which is
substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve
months.
            Section 1.4. Notice of Meetings of
Stockholders. Not less than ten days' and not more than
ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each
stockholder entitled to vote thereat and to each other
stockholder entitled to notice of the meeting by leaving the same with such stockholder or at such stockholder's
residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the
Corporation. If mailed, notice shall be deemed to be given
when deposited in the mail addressed to the stockholder as
aforesaid.
            No notice of the time, place or purpose of any
meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in
writing executed and filed with the records of the meeting,
either before or after the holding thereof, waives such notice.
            Section 1.5. Record Dates. The Board of
Directors may fix, in advance, a record date for the
determination of stockholders entitled to notice of or to vote at any stockholders meeting or to receive a dividend or be
allotted rights or for the purpose of any other proper
determination with respect to stockholders and only
stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however,
that such record date shall not be prior to ninety days
preceding the date of any such meeting of stockholders,
dividend payment date, date for the allotment of rights or other such action requiring the determination of a record date; and
further provided that such record date shall not be prior to the close of business on the day the record date is fixed, that the transfer books shall not be closed for a period longer than 20 days, and that in the case of a meeting of stockholders, the record date or the closing of the transfer books shall not be less than ten days prior to the date fixed for such meeting.
            Section 1.6. Quorum; Adjournment of
Meetings. The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the
stockholders, except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the
chairman of the meeting, an officer of the Corporation or the holders of a majority of the stock present in person or by
proxy shall have power to adjourn the meeting from time to
time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present, to a date not more than 120 days
after the original record date. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which
might have been transacted at the meeting as originally
notified. The chairman of the meeting, an officer of the
Corporation or the holders of a majority of the stock present in person or by proxy shall also have the power to adjourn the meeting from time to time if the vote required to approve or reject any proposal described in the original notice of such meeting is not obtained, without notice other than
announcement at the meeting, to a date not more than 120
days after the original record date (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained).
      Any meeting of stockholders, annual or special, may
adjourn from time to time to reconvene at the same or some
other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned
meeting the Corporation may transact any business which
might have been transacted at the original meeting.
            Section 1.7. Voting and Inspectors. At all
meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders
of record holding fractional shares, if any, shall have
proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.
            All elections shall be had and all questions
decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the
Articles of Incorporation or by these By-Laws.
            At any election of Directors, the Chairman of
the meeting may, and upon the request of the holders of ten
percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first
subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and
according to the best of their ability, and shall after the
election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.
            Section 1.8. Conduct of Stockholders'
Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a vice-president, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an
Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.
            Section 1.9. Concerning Validity of Proxies,
Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such
inspectors of election shall decide all such questions. Unless a proxy provides otherwise, it is not valid for more than eleven months after its date.
            Section 1.10. Action Without Meeting. Any
action to be taken by stockholders may be taken without a
meeting if (I) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.
            Section 1.11. Advance Notice of Stockholder
Nominees for Director and Other  Stockholder Proposals.
            (a)	The matters to be considered and
brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the
procedures set forth in this Section 1.11.
            (b)	For any matter to be properly before
any annual meeting of stockholders, the matter must be (i)
specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought
before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 1.11 by a stockholder of
record or a stockholder (a "Nominee Holder") that holds
voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and
the Certificate of Incorporation and By-Laws of the
Corporation, persons nominated by stockholders for election
as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a
stockholder at such meeting of stockholders (the
"Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the
Corporation not less than 60 nor more than 90 days prior to
the first anniversary date of the annual meeting for the
preceding year; provided, however, that, if and only if the
annual meeting is not scheduled to be held within a period
that commences 30 days before such anniversary date and
ends 30 days after such anniversary date (an annual meeting
date outside such period being referred to herein as an
"Other Annual Meeting Date"), such Stockholder Notice
shall be given in the manner provided herein by the later of the close of business on (i) the date 60 days prior to such
Other Annual Meeting Date or (ii) the 10th day following
the date such Other Annual Meeting Date is first publicly
announced or disclosed. Any stockholder desiring to
nominate any person or persons (as the case may be) for
election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or
persons to be nominated, (B) the number and class of all
shares of each class of stock of the Corporation owned of
record and beneficially by each such person, as reported to
such stockholder by such nominee(s), (C) the information
regarding each such person required by paragraph (b) of
Item 22 of Rule 14a-101 under the Securities Exchange Act
of 1934, as amended (the "Exchange Act"), adopted by the
Securities and Exchange Commission (or the corresponding
provisions of any regulation or rule subsequently adopted
by the Securities and Exchange Commission applicable to
the Corporation), (D) whether such stockholder believes any
nominee will be an "interested person" of the Corporation
(as defined in the Investment Company Act of 1940, as
amended), and, if not an "interested person", information
regarding each nominee that will be sufficient for the
Corporation to make such determination, and (E) the number
and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the
Corporation if elected, such stockholder's name and address;
and (iii) in the case of a Nominee Holder, evidence
establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders.
Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving
nominees for director) shall deliver, as part of such
Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such
stockholder favors the proposal and setting forth such
stockholder's name and address, the number and class of all
shares of each class of stock of the Corporation owned of
record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed
(other than as a stockholder) and, in the case of a Nominee
Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned"
shall mean all shares which such person is deemed to
beneficially own pursuant to Rules 13d-3 and 13d-5 under the
Exchange Act.
            Notwithstanding anything in this Section 1.11
to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions
created by such increase, if it shall be delivered to the
Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the
10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been
publicly announced or disclosed.
            (c)	Only such matters shall be properly
brought before a special meeting of stockholders as shall
have been brought before the meeting pursuant to the
Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of
electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by clause (b) of this Section 1.11 hereof shall be
delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the
Board of Directors to be elected at such meeting is publicly announced or disclosed.
            (d)	For purposes of this Section 1.11, a
matter shall be deemed to have been "publicly announced or
disclosed" if such matter is disclosed in a press release
reported by the Dow Jones News Service, Associated Press or
comparable national news service or in a document publicly
filed by the Corporation with the Securities and Exchange
Commission.
            (e)	In no event shall the adjournment of an
annual meeting, or any announcement thereof, commence a
new period for the giving of notice as provided in this Section
1.11. This Section 1.11 shall not apply to stockholder
proposals made pursuant to Rule 14a-8 under the Exchange
Act.
            (f)	The person presiding at any meeting of
stockholders, in addition to
making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
ARTICLE II
Board of Directors
            Section 2.1. Function of Directors. The
business and affairs of the Corporation shall be conducted and managed under the direction of its Board of Directors. All powers of the Corporation shall be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by statute.
            Section 2.2. Number of Directors. The Board of Directors shall consist of not more than fourteen Directors nor less than such number of Directors as may be permitted under Maryland law, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.
            Section 2.3. Classes of Directors; Terms of
Directors. The Directors shall be divided into three classes, designated Class I, Class H and Class III. All classes shall be as nearly equal in number as possible. The Directors as initially classified shall hold office for terms as follows: the Class I Directors shall hold office until the date of the annual meeting of stockholders in 1996 or until their successors shall be elected and qualified; the Class II Directors shall hold office until the date of the annual meeting of stockholders in 1997 or until their successors shall be elected and qualified;
and the Class III Directors shall hold office until the date of the annual meeting of stockholders in 1998 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the Directors in each such class shall be elected for a term of three years to succeed the Directors whose terms of office expire.
Each Director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by Statute or the Articles of Incorporation.
            Section 2.4. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, subject to the provisions of law, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualified.
            Section 2.5. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than that permitted by law.
            Section 2.6. Place of Meeting. The Directors may hold their meetings within or outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine.
            Section 2.7. Regular Meetings. Regular
meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.
            The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.
            Section 2.8. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.
Section 2.9. Notices. Unless required by statute or otherwise determined by resolution of the Board of Directors in accordance with these By-laws, notices to Directors need not be in writing and need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Director who is present in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Waivers of notice need not state the purpose or purposes of such meeting.
Section 2.10. Quorum. One-third of the
Directors then in office shall constitute a quorum for the transaction of business, provided that if there is more than one Director, a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.
            Section 2.11. Executive Committee. The Board of Directors may appoint from the Directors an Executive
Committee to consist of such number of Directors (not less than two) as the Board may from time to time determine. The
Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors.
When the Board of Directors is not in session, to the extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management and conduct of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive
Committee, the remaining members may appoint a member of the Board of Directors to act in his place.
            Section 2.12. Other Committees. The Board of
Directors may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.
            Section 2.13. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means, subject to the provisions of the Investment Company Act of 1940, as amended, constitutes presence in person at the meeting.
            Section 2.14. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.
            Section 2.15. Compensation of Directors. No
Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company
Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.
            Section 2.16. Selection and Nomination of
Non-Interested Directors. Subject to approval by a majority of the directors of the Corporation, the directors of the Corporation who are not interested persons of the Corporation
(as that term is defined in the Investment Company Act of 1940, as amended) shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.
ARTICLE III
Officers
            Section 3.1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The
Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.
            Section 3.2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Corporation and, unless otherwise specified therein, such resignation shall take effect upon delivery.
            Section 3.3. Powers and Duties. The officers of the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors, or the Executive Committee and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the Executive
Committee.
            Section 3.4. Surety Bonds. The Board of
Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.
ARTICLE IV
Capital Stock
            Section 4.1. Certificates for Shares. The
Corporation may, at its option, determine not to issue a certificate or certificates to evidence shares owned of record by any stockholder.
            Section 4.2. Transfer of Shares. Shares of the
Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.
            Section 4.3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.
            Section 4.4. Transfer Agents and Registrars. The
Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.
             Section 4.5. Lost, Stolen or Destroyed
Certificates. The Board of Directors or the Executive
Committee or any officer or agent authorized by the Board of Directors or Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
ARTICLE V
Corporate Seal; Location of
Offices; Books; Net Asset Value
            Section 5.1. Corporate Seal. The Board of
Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the authorized officer of the Corporation signing the document.
            Section 5.2. Location of Offices. The
Corporation shall have a principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.
            Section 5.3. Books and Records. The books and records of the Corporation shall be kept at the places, within or without the State of Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the by-laws, including any amendments to them, shall be kept at the Corporation's principal executive office.
            Section 5.4. Annual Statement of Affairs. The
President or any other executive officer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.
The statement of affairs should be submitted at the annual meeting of stockholders and, within 20 days of the meeting, placed on file at the Corporation's principal office.
            Section 5.5. Net Asset Value. The value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.
ARTICLE VI
Fiscal Year and Accountant
            Section 6.1. Fiscal Year. The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.
            Section 6.2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.
ARTICLE VII
Indemnification and Insurance
            Section 7.1. General. The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.
            Section 7.2. Indemnification of Directors and
Officers. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law
(including the Investment Company Act of 1940, as amended) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this
Article VII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.
            Section 7.3. Insurance. Subject to the provisions of the Investment Company Act of 1940, as amended, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.
ARTICLE VIII
Custodian
            The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended, and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.
ARTICLE IX
Amendment of By-Laws
            The By-Laws of the Corporation may be
altered, amended, added to or repealed only by majority vote of the entire Board of Directors.



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